Exhibit 99.1

Oragenics Acquires Noachis Terra Inc., To Develop Its TerraCoV2 NIH-Generated SARS-CoV-2 (COVID 19) Vaccine Candidate Utilizing
“Spike Protein”

TAMPA, Fla—May 4, 2020 — Oragenics, Inc. (NYSE American: OGEN), (the “Company” or “Oragenics”), today announced its acquisition of Noachis Terra Inc., following its entry into a stock purchase agreement (the “Stock Purchase Agreement”) , to develop and commercialize TerraCoV2, a vaccine candidate which could provide specific immunity from the novel coronavirus (“SARS-CoV-2”), the root cause of coronavirus disease 2019 (“COVID-19”). Noachis Terra Inc., holds a worldwide, nonexclusive license to the TerraCoV2 vaccine candidate from the National Institute of Allergy and Infectious Diseases (NIAID), an institute within the National Institute of Health (“NIH”). The Company’s acquisition of Noachis Terra and its TerraCoV2 immunization product candidate represents its first step towards accessing pioneering technologies to reduce the global threat posed by COVID-19, which aligns with the company’s existing anti-infective programs.

“Our strategic acquisition of Noachis Terra marks a significant milestone in our history, as we are now prepared to advance the development of immunizations that target the devastating COVID-19 pandemic,” stated Alan Joslyn, Ph.D., president and CEO of Oragenics. “We have long sought innovative medical solutions to society’s problems, and we believe that acquiring Noachis Terra at the beginning of its TerraCoV2 development is an exceptional opportunity for us to bolster our existing pipeline of product candidates in infectious disease. What makes us so excited about collaborating with Noachis Terra going forward is the involvement of Noachis Terra’s Consulting Director of Research and Development, David Zarley, Ph.D., who brings a wealth of knowledge in vaccine research and development, having been involved in the creation of Flumist®, parainfluenza and rotavirus vaccine candidates during his career. We are hopeful that our combined efforts can provide a breakthrough response to COVID-19 and drive life-changing protection for the individuals most at risk to this pandemic.

“With this acquisition completed, we can now begin to capitalize on the prefusion coronavirus spike protein research, as well as its potential applications, that are covered by Noachis Terra’s license with the NIH by advancing TerraCoV2 toward the clinical research and trial stages. I believe Dr. Zarley’s management of Noachis Terra’s TerraCoV2 development program will enable us to leverage our existing industry expertise and scientific capabilities and refocus our efforts on the creation of a potentially life-altering solution to COVID-19.”

Although the research and potential applications covered by Noachis Terra’s NIH license are substantial, the Food and Drug Administration has not yet approved a vaccine for the prevention of SARS-CoV-2 or COVID-19. Relying on the intellectual property obtained through the NIH license, the Company will look to accelerate activities to enter clinical trials in late 2020 or early 2021. Prior to the acquisition, Noachis Terra has filed funding applications with both the NIH/NIAID and the Biomedical Advanced Research and Development Authority (“BARDA”), which has previously provided funding to companies developing vaccine candidates for coronaviruses. At this time, the Company plans to finance the clinical trials for TerraCoV2 with its available cash and any grant funds that may be awarded by BARDA or NIH. Dr. Joslyn added, “Noachis Terra has identified adjuvant candidates for TerraCoV2 production, as well as experienced clinical research and development organizations that are prepared to support the Company’s goal of accelerating the pace of clinical development for TerraCov2.”

Joseph Hernandez, the founder and former sole shareholder of Noachis Terra, said, “I’ve always believed that two heads are better than one, and Oragenics’ strategic acquisition of Noachis Terra creates a powerful network of immunization experts and professionals who carry substantial knowledge in the initial development and production, regulatory approval, and commercialization and marketing of vaccines. I believe Oragenics can use this enriched network to establish itself as a unique player in the field of SARS-CoV-2 immunization development. With Oragenics’ critical support, our team is prepared to fast-track the development of TerraCov2 and to begin the clinical stage research that will be crucial to the development and future production of a SARS-CoV-2 vaccine, the culmination of which could set the stage for Oragenics to be a leader in the global effort to shut down the disease’s transmission in the future.”

As a result of the acquisition, the Company (i) paid an aggregate of $1,925,000 in cash, a portion of which was applied to retire outstanding obligations of Noachis Terra with the balance being paid to Mr. Hernandez, (ii) issued 9,200,000 shares of common stock of the Company and warrants to purchase 9,200,000 shares of common stock of the Company, carrying an exercise price of $1.25 per share and a five-year term, and (iii) may be obligated to pay Mr. Hernandez certain contingent cash consideration in the future in accordance with the Stock Purchase Agreement, in exchange for 100% of the issued and outstanding common stock of Noachis Terra, which became a wholly-owned subsidiary of the Company. Pursuant to the Stock Purchase Agreement, the Company is committed to filing a registration statement covering the newly-issued shares of common stock, while the exercise of the warrants to purchase shares of the Company’s common stock are subject to shareholder approval, which the Company intends to solicit in connection with its 2020 annual meeting of the shareholders.

About Coronaviruses

According to the National Institute of Allergy and Infectious Diseases, coronaviruses are a large family of viruses that cause upper-respiratory tract infections. In recent decades, multiple coronaviruses have moved from animal carriers to human carriers, including the novel coronavirus, SARS-CoV-2, which causes the coronavirus disease , COVID-19.

About Oragenics, Inc.

Oragenics, Inc. is focused on the creation of the TerraCoV2 immunization product candidate to combat the novel coronavirus pandemic and the further development of effective treatments for oral mucositis and novel antibiotics against infectious disease. Through Noachis Terra, a wholly-owned subsidiary of Oragenics, the Company is dedicated to the development and commercialization of a vaccine candidate providing specific immunity from the novel coronavirus, SARS-CoV-2, which causes the coronavirus disease 2019, COVID-19. The TerraCoV2 immunization leverages coronavirus spike protein research conducted by the National Institute of Health, which is under a worldwide, nonexclusive intellectual property license to Noachis Terra. In addition, Oragenics also has two exclusive worldwide channel collaborations, one with Precigen, Inc.’s subsidiaries relating to the treatment of oral mucositis and the other with ILH Holdings, Inc., relating to the development of novel antibiotics.

For more information about Oragenics, please visit www.oragenics.com.

Safe Harbor Statement

Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements and information that reflect management’s current views with respect to the Company’s expectations, plans, business outlook, future events and performance, including, but not limited to, those regarding the potential benefits of, and plans relating to, the Company’s acquisition of Noachis Terra and the Company’s ability to develop and commercialize the TerraCoV2 vaccine. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Although the Company’s management believes the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to numerous factors, risks and uncertainties, many of which are difficult to predict, are generally beyond the control of the Company and which may cause actual events or results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These factors, risks and uncertainties include, among others, both known and unknown, the following: The Company’s ability to advance the development of TerraCoV2 under the timelines and in accord with the milestones it projects; the Company’s ability to obtain funding for the development of Noachis Terra’s TerraCoV2 vaccine, whether through its own cash on hand, a grant from BARDA, or another alternative source; the regulatory application process, research and development stages, and future clinical data and analysis relating to TerraCoV2, including any decisions by regulatory authorities, such as the FDA and investigational review boards, whether favorable or unfavorable; the Company’s ability to obtain, maintain and enforce necessary patent and other intellectual property protection; the nature of competition and development relating to COVID-19 immunization and therapeutic treatments; other potential adverse impacts due to the global COVID-19 pandemic, such as delays in regulatory review, interruptions to manufacturers and supply chains, adverse impacts on healthcare systems and disruption of the global economy; and general economic and market conditions and other important risk factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other filings with the U.S. Securities and Exchange Commission. Oragenics assumes no responsibility to update any forward-looking statements contained in this press release or with respect to the matters described herein.

Oragenics, Inc.

Corporate:

Michael Sullivan, 813-286-7900

Chief Financial Officer

msullivan@oragenics.com

or

Investors:

John Marco

Managing Director

CORE IR

516-222-2560
johnm@coreir.com

Media:

Jules Abraham

CORE IR

917-885-7378

julesa@coreir.com

###